AMENDMENT TO LOAN AGREEMENT AND REAFFIRMATION OF PLEDGE AGREEMENT

This Amendment to Loan Agreement and Reaffirmation of Pledge Agreement (this "Amendment") is made as of the 19th day of December, 2008, by and between Centrue Financial Corporation, a Delaware corporation (the "Borrower") and Bank of America, N.A., as successor to LaSalle Bank National Association ("Bank").

W I T N E S S E T H:

WHEREAS, the Borrower and Bank have entered into the Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of March 31, 2008 (as amended, restated, modified or supplemented and in effect from time to time, the "Loan Agreement");

WHEREAS, the Borrower and Bank have entered into an Amended and Restated Pledge and Security Agreement dated as of March 31, 2008 (as amended, restated, modified or supplemented and in effect from time to time, the "Pledge Agreement"); and

WHEREAS, the Borrower and Bank desire to amend the Loan Agreement in certain respects and the Borrower desires to reaffirm its pledge and obligations under the Pledge Agreement, in each case as set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Recitals Incorporated by Reference. The foregoing recitals are hereby incorporated as part of this Amendment and made a part hereof.

2. Definitions. Capitalized terms used herein and not otherwise defined herein are used with the meanings given such terms in the Loan Agreement.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

A. Section 1.1 of the Loan Agreement is hereby amended as follows:

(i) The definitions of Base Rate, LIBO Rate and Revolving Loan Maturity Rate are hereby restated and amended in their entirety as follows:

"Base Rate" means the higher of: (i) that rate of interest (expressed as a percent *per annum*) equal to Lender's "base" or "prime" rate (which is not necessarily the lowest or most favorable rate of interest charged by Lender on commercial loans at any time) in effect from time to time, which means a base rate of interest established by Lender from time to time that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and (ii) five percent (5%).

"LIBO Rate" means the higher of: (i) that rate of interest equal to the quotient of: (a) the rate of interest, rounded upward, if necessary, to the nearest whole multiple of .0625% (1/16 of 1%), quoted by Lender as the London Inter-Bank Offered Rate for deposits in U.S. Dollars on the date, at approximately 11:00 a.m. London time, that is two (2) Business Days prior to any applicable Borrowing Date for purposes of calculating effective rates of interest for Loans or obligations making reference thereto for an amount approximately equal to a LIBO Rate Tranche and for a period of time approximately equal to a LIBOR Period; divided by (b) one hundred percent (100%) *minus* the Reserve Percentage; and (ii) five percent (5%).

"Revolving Loan Maturity Date" means March 31, 2009.

(ii) The following definition is added to Section 1.1 in the appropriate alphabetical order:

"Amendment Effective Date" means December 19, 2008.

B. Section 2.1.2(a) of the Loan Agreement is hereby amended by replacing the phrase "1.25% (125 basis points)" therein with the phrase "2.50% (250 basis points)."

C. Section 2.6 of the Loan Agreement is hereby amended as follows:

(i) The heading to Section 2.6 is hereby amended by inserting the phrase "; Fees" immediately before the period therein.

(ii) The following new Section 2.6.5 is hereby added to the end of Section 2.6:

"2.6.5. Non-Use Fee. Borrower agrees to pay to Lender a non-use fee, for the period from the Amendment Effective Date to the Revolving Loan Maturity Date, at a rate *per annum* equal to 0.25% (25 basis points) of the daily average of the unused portion of the Revolving Loan Amount. Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Maturity Date for any period then ending for which such non-use fee shall not have theretofore been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days."

4. Reaffirmation. By executing this Amendment in the space provided below, the Borrower (i) confirms that it has requested Bank to enter into this Amendment and otherwise consents to the Amendment in all respects, (ii) acknowledges that Bank would not enter into this Amendment in the absence of the Borrower's reaffirmation of the Pledge Agreement and its pledge and obligations thereunder, and (iii) reaffirms its Pledge Agreement in each and every respect, including the validity and enforceability of all of its pledges and obligations thereunder.

5. Representations and Warranties. To induce Bank to enter into this Amendment, the Borrower represents and warrants to Bank that the execution, delivery and performance of this Amendment by the Borrower has been duly authorized by all requisite corporate action on the part of the Borrower, that this Amendment has been duly executed and delivered by the Borrower, and that the Loan Agreement (as amended by this Amendment), the Notes (as such term is defined in the Loan Agreement after giving effect to this Amendment), the Pledge Agreement and each other pertinent agreement (collectively, the "Loan Documents") constitute the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or equity). Without in any manner limiting the generality of the release set forth in Section 7 hereof, the Borrower hereby represents, warrants, covenants and agrees that there exists no offsets, counterclaims or defenses to payment or performance of the obligations set forth in its Loan Documents and, in consideration hereof, expressly waives any and all such offsets, counterclaims and defenses arising out of any alleged acts, transactions or omissions on the part of Bank arising (or otherwise relating to the period) on or prior to the Amendment Effective Date (as defined below).

6. Effectiveness. This Amendment shall become effective as of December 19, 2008, on the date (the "Amendment Effective Date") when the following conditions shall have been satisfied:

(A) Bank shall have received counterparts of this Amendment executed by the Borrower and Bank;

(B) Bank shall have received the Replacement Revolving Note in the form of Exhibit A, duly executed by the Borrower;

(C) Bank shall have received payment in immediately available funds of current interest, if any, owing under the Loan Agreement;

(D) Bank shall have received reimbursement from the Borrower of its expenses, including the fees and expenses of Mayer Brown LLP, its counsel, incurred in connection with the drafting, negotiation, execution, delivery, and effectiveness of this Amendment; and

(E) Bank shall have received a certificate in the form attached hereto as Exhibit B executed by the Secretary or Assistant Secretary of the Borrower certifying (1) an attached copy of resolutions of its board of directors authorizing or certifying the execution, delivery, and performance by the Borrower of this Amendment and the transactions contemplated thereby, and (2) that there have been no amendments, supplements, or modifications to any of the articles of incorporation, by-laws or certificate of incumbency previously delivered to Bank or the accuracy and completeness of any such amendments, supplements, or modifications attached thereto.

7. Release and Covenant Not to Sue. In consideration of the agreements and understandings in this Amendment, the Borrower, for itself and on behalf of its respective Derivative/Successor Persons (as defined below), hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever releases, acquits and discharges each Bank Released Party (as defined below) from any Claim relating in any manner whatsoever to any of the Loan Documents, including any transaction contemplated thereby or undertaken in connection therewith, or otherwise relating to the Borrower's credit relationship with Bank that existed at any time on or prior to the Amendment Effective Date, including relating or purportedly relating in any manner whatsoever to any facts, known or unknown, in existence on or at any time prior to the Amendment Effective Date (each a "Borrower-Related Claim").

The Borrower hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely finally and forever covenants that it shall refrain, and further shall direct and cause any of its respective Derivative/Successor Persons to refrain, from commencing or otherwise prosecuting any action, suit or other proceeding of any kind, nature, character, or description, including in law or in equity, against any Bank Released Party on account of any Borrower-Related Claim. Each Bank Released Party shall be entitled to enforce this covenant against the Borrower through specific performance. In addition to any other liability that shall accrue upon the breach of this covenant, the breaching party (including any Derivative/Successor Person of the Borrower that commences or prosecutes any such action, suit or other proceeding) shall be liable to such Bank Released Party for all reasonable attorneys' fees and costs incurred by such Bank Released Party in the defense of any such action, suit or other proceeding.

The following terms shall have the following definitions when used in this Section 7:

"Bank Released Parties" shall mean Bank and each of its former, current, and future subsidiaries, parents, partnerships, joint ventures, other affiliates, officers, directors, employees, attorneys, agents (including consultants), assigns, heirs, executors, administrators, predecessors, successors and assigns.

"Claims" shall mean any and all claims, counterclaims, actions, causes of action (including any relating in any manner to any existing litigation or investigation), suits, obligations, controversies, debts, liens, contracts, agreements, covenants, promises, liabilities, damages, penalties, demands, threats, compensation, losses, costs, judgments, orders, interest, fee, or expense (including attorneys' fees and expenses) or other similar items of any kind, type, nature, character or description, including, whether in law, equity or otherwise, whether now known or unknown, whether in contract or in tort, whether choate or inchoate, whether contingent or vested, whether liquidated or unliquidated, whether fixed or unfixed, whether matured or unmatured, whether suspected or unsuspected, and whether or not concealed, sealed or hidden, of the Borrower or which may be asserted by the Borrower, through the Borrower or otherwise on behalf of the Borrower (including those which may be asserted on any derivative basis).

"Derivative/Successor Person" shall mean, with respect to the Borrower, any person or other entity (including any former, current, or future employee,

officer, agent, attorney, board member, shareholder, parent, subsidiary, partnership, joint venture, other affiliate, spouse, relative, heir, beneficiary, legal representative, creditor, successor or assign) that may assert or may attempt to assert any Claim by or otherwise belonging to the Borrower, through the Borrower or otherwise on behalf of the Borrower (including on any derivative basis).

8. Miscellaneous.

(A) Collateral; Further Assurances. The Borrower hereby acknowledges and agrees that the liens created and provided for by the Pledge Agreement continue to secure, among other things, the obligations arising under the Loan Documents as amended hereby and hereby reaffirms the accuracy and completeness of the representations and warranties set forth in the Pledge Agreement. The Borrower hereby further acknowledges and agrees that the Pledge Agreement and the rights and remedies of Bank thereunder, the obligations of the Borrower thereunder, and the liens created and provided for thereunder shall remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Pledge Agreement as to the indebtedness that would be secured thereby prior to giving effect to this Amendment. Without limiting the generality of any of the provisions of the Loan Documents, and from time to time following the Amendment Effective Date, the Borrower, at the request of Bank and without any further consideration, shall execute and deliver to Bank such instruments and documents and take such other action relating to any such collateral or liens as Bank may reasonably request.

(B) Information Access. In addition to and not in limitation of its rights under the Loan Documents, Bank shall be given, upon reasonable notice not to be required to exceed two business days under any circumstances, complete access to the Borrower and its pledged subsidiaries, including to their books and records and other information regarding their business operations, their assets and liabilities, their communications with any regulators, any proposed asset dispositions, any possible refinancing, and/or any possible strategic transactions or initiatives. The Borrower shall also allow Bank or its representatives to conduct a commercial field exam of the Borrower and its pledged subsidiaries at any time and shall promptly (and in any event within three business days after presentation of an invoice therefor) reimburse Bank for any costs associated with such exam.

(C) Captions. Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

(D) Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of law principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provision of this Amendment.

(E) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document. Effective delivery of this Amendment may be by facsimile or e-mail transmission.

(F) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(G) References. From and after the date of execution of this Amendment, any reference to the Loan Agreement or other Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. This Amendment shall (unless the context otherwise requires) be construed, administered and applied in accordance with the provisions of the Loan Agreement.

(H) Limitation of Terms; Preservation and No Waiver; Continued Effectiveness. This Amendment shall be strictly limited to its terms. Bank is not waiving any default under the Loan Agreement (as amended hereby), whether presently or subsequently existing, but instead expressly preserves and reserves any and all of its rights, powers, and/or remedies, under each Loan Document and/or under any applicable law, whether with respect to any such default or otherwise. The rights, powers and remedies given to Bank by this Amendment shall be in addition to all rights, powers and remedies given to Bank by virtue of any statute or rule of law. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder or thereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Bank shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Bank. Without limiting the generality of the foregoing, the Loan Agreement (as amended hereby), the Notes (after giving effect to this Amendment), the Pledge Agreement and each other Loan Document shall remain in full force and effect and are hereby reaffirmed in all respects.

(I) No Effect on Other Financing Arrangements. The parties hereto hereby acknowledge that there may be other financing arrangements in place between Bank and the Borrower or certain companies in which the Borrower owns equity interests, including, without limitation, secured or unsecured federal funds lines of credit (collectively, the "Excluded Facilities"). The parties hereto hereby acknowledge that, notwithstanding anything set forth herein to the contrary, in no event shall any provision of this Amendment be construed or deemed for any purpose to have any effect on, or to in any manner alter, amend, waive or otherwise modify, the Excluded Facilities or any of the terms thereof or any rights or remedies available thereunder.

(J) RIGHT OF JURY TRIAL WAIVER. WITHOUT LIMITING THE JURY TRIAL WAIVER PROVISION OF THE LOAN AGREEMENT, THE NOTES OR THE PLEDGE AGREEMENT, THE BORROWER AND BANK HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY

IN ANY ACTION OR PROCEEDING (INCLUDING ANY INITIATED BY COUNTERCLAIM) CONCERNING ANY ASPECT OF THIS AMENDMENT, INCLUDING AS TO ANY AGREEMENT OR DOCUMENT DELIVERED, OR THAT IN THE FUTURE MAY BE DELIVERED, IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) SHALL BE TRIED BEFORE A COURT PER ANY JURISDICTION SELECTION PROVISION OF THE LOAN AGREEMENT, THE NOTES OR THE PLEDGE AGREEMENT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

CENTRUE FINANCIAL CORPORATION, a Delaware corporation

By: Kurt R. Stevenson
Name: Kurt R. Stevenson
Its: SEVP and CFO

BANK OF AMERICA, N.A., as successor to
LaSalle Bank National Association, as Bank

By: ______________________
Name: Nelson D. Albrecht
Its: Senior Vice President